Exhibit i
                         Opinion and Consent of Counsel

                                                     10 State House Square, SH11
                                                        Hartford, CT  06103-3602



                                                                 MICHAEL GIOFFRE
                                                                         Counsel
                                                         Aetna Series Fund, Inc.
                                               September 27, 2000 (860) 275-3252
                                                             Fax: (860) 275-2158

September 27, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn: Filing Desk

Re:    AETNA SERIES FUND, INC.
       POST-EFFECTIVE AMENDMENT NO. 44 TO
       REGISTRATION STATEMENT ON FORM N-1A
       (FILE NO. 33-41694 AND 811-6352)

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Series Fund, Inc., a Maryland corporation (the "Company"). It is my understanding that the Company has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Company, I have reviewed the prospectuses and the Company's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Company's charter and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.


Sincerely,

/s/ Michael Gioffre

Michael Gioffre
Counsel